SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                            _______________________

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of l934



                        Date of Report:  June 7, 1996
                       (Date of earliest event reported)


                            _______________________


                          FEDERAL EXPRESS CORPORATION
            (Exact name of registrant as specified in its charter)




                                   Delaware
                           (State of Incorporation)


                  1-7806                        7l-0427007
          (Commission File Number) (IRS Employer Identification No.)



                2005 Corporate Avenue, Memphis, Tennessee 38l32
                   (Address of principal executive offices)




             Registrant's Telephone Number, including area code:
                                (901)  369-3600



ITEM 5.  OTHER EVENTS


     In its Current Report on Form 8-K dated April 30, 1996, Federal Express Corporation (the "Registrant" and the "Company") reported the filing by customers of the Company of two separate class-action lawsuits generally alleging that the Company has breached its contract with the plaintiffs in transporting packages shipped by them by continuing to collect a 6.25% federal excise tax on the transportation of property shipped by air after the tax expired on December 31, 1995.

     A third class-action lawsuit was filed against the Company on June 7, 1996 in the District Court of the State of Minnesota. This lawsuit contains allegations substantially similar to the first two lawsuits and alleges that an amount in excess of $19,000,000 rightfully belongs to the class members. Like the first two cases, the plaintiffs seek certification as a class action, damages as well as an injunction to enjoin the Company from continuing to collect the excise tax referred to above and an award of attorneys fees and costs.

     The Company intends to vigorously defend itself in all of the cases. No amount has been reserved for these contingencies.


                                   Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FEDERAL EXPRESS CORPORATION



                                   By:   /s/ ALAN B. GRAF, JR.
                                        --------------------------
                                             Alan B. Graf, Jr.
                                             Executive Vice President and

                                            Chief Financial Officer
                                             (principal financial officer)



Dated:  June 21, 1996